                                                                    EXHIBIT 4.23

                                     AVIRON

            $230,000,000 5 1/4% Convertible Subordinated Notes due 2008

           Officers' Certificate Pursuant to Section 2.01 of Indenture

               The undersigned officers of Aviron, a Delaware corporation (the "Company"), pursuant to authority granted such officers pursuant to resolutions duly adopted at a meeting of the Board of Directors of the Company on November 30, 2000 and resolutions duly adopted at a meeting of the Pricing Committee of the Board of Directors of the Company on February 1, 2001 (collectively, the "Resolutions"), hereby establish a series of Securities under that certain Indenture, dated as of February 7, 2001 (the "Indenture"), between the Company and HSBC Bank USA, as trustee ("Trustee"), which Securities are designated "5 1/4% Convertible Subordinated Notes due 2008," and hereby certify, pursuant to Sections 2.1 and 2.2 of the Indenture, as follows:

        1. Form of Note. Attached hereto as Exhibit A is a true and correct copy of a specimen Note (the "Form of Note") representing the Company's 5 1/4% Convertible Subordinated Notes due 2008 (the "Notes").

        2.      Terms of the Notes. The terms of the Notes are as follows:

        (a) The title of the Notes to be issued as a series of Securities (as defined in the Indenture) under the Indenture shall be the "5 1/4% Convertible Subordinated Notes due 2008";

        (b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be limited to $230,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Article II and Section 9.6 of the Indenture);

        (c) The Notes shall be issued at a price equal to 100% of the aggregate principal amount thereof;

        (d)     The principal of the Notes shall be payable on February 1, 2008;

        (e) The Notes shall bear interest at a rate equal to 5 1/4% per annum; interest on the Notes shall accrue from February 7, 2001 or from the most recent date to which interest has been paid or provided for, as the case may be; interest on the Notes shall be payable semi-annually in arrears in cash on February 1 and August 1 of each year until maturity commencing on August 1, 2001; and interest on the Notes shall be payable to holders of record on the January 15 or July 15 immediately preceding the applicable interest payment date;

        (f) The place or places where the principal of and any interest in the Notes shall be payable shall be as set forth in the Notes, the form of which is attached hereto as Exhibit A;

        (g) The Notes shall be subject to redemption, in whole or in part, at the option of the Company at any time on or after February 5, 2004, at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the redemption date:


                                                                                 Redemption
        Period                                                                     Price
        ------                                                                   ----------
        Beginning on February 5, 2004 and ending on January 31, 2005..........    103.000%
        Beginning on February 1, 2005 and ending on January 31, 2006..........    102.250%
        Beginning on February 1, 2006 and ending on January 31, 2007..........    101.500%
        Beginning on February 1, 2007 and ending on January 31, 2008..........    100.750%
        February 1, 2008 and thereafter.......................................    100.000%


                The Company may not so redeem Securities if the Company has failed to pay any interest on the Securities when due and such failure to pay is continuing. If the redemption date is an interest payment date, interest shall be paid to the record holder of the relevant record date.

        (h) The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or at the option of any holder thereof prior to maturity;

        (i) The Company shall be convertible into shares of Common Stock, par value $.001 per share, of the Company at any time prior to maturity at an initial conversion price of $62.50 per share of Common Stock, subject to adjustment as described below;

        (j) The Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

        (k) 100% of the principal amount thereof shall be payable upon declaration of acceleration of the maturity thereof pursuant to
                Section 6.2 of the Indenture;

        (l) In addition to the definitions and provisions set forth in the Indenture, the Notes shall include the definitions and provisions set forth in the Form of Note and in Sections 3, 4 and 5 of this Officers' Certificate and, in the case of conflict, the definitions and provisions set forth in this Officers' Certificate shall control;

        (m)     The Trustee for the Notes shall be HSBC Bank USA;

        (n) The Notes shall be issued initially in the form of a Global Note ("Global Note") in definitive, fully registered form without interest coupons in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its principal corporate trust office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee thereof, duly executed by the Company and authenticated by the Trustee where so provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in accordance with the Depository's procedures and as provided in Section 2.14 of the Indenture. Except as provided in Section 2.14 of the Indenture, owners of beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes. The Depository for such Global Notes shall be The Depository Trust Company;

        (o)     The Notes shall not be secured by any collateral;

        (p)     The Notes shall not be guaranteed by any person;

        (q) The Notes shall be general unsecured obligations of the Company and shall, to the extent provided in Article XII of the Indenture, be subordinated in right of payment to the prior payment in full of the Company's senior indebtedness; and

        (r) The provisions of Section 8.3 and 8.4 of the Indenture shall be applicable to the Notes.

        3. Additional Redemption Provisions. In addition to the redemption provisions set forth in Article III of the Indenture, the Notes shall include the following additional provisions:

        Section 3.7. Conversion Arrangement on Call for Redemption.

               In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this
Article III, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of

Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

        Section 3.8. Redemption at Option of Holders.

               If there shall occur a Fundamental Change at any time prior to maturity of the Securities, then each Holder shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is thirty (30) days after the date of the Company Notice (as defined below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business
Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Repurchase Date; provided that if such Repurchase Date is February 1 or August 1, then the interest payable on such date shall be paid to the Holders of record of the Securities on the next preceding January 15 or July 15, respectively. Upon presentation of any Securities redeemed in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, new Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

               On or before the tenth day after the occurrence of a Fundamental Change, the Company, or, at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in Sections 3.3 and 3.4 hereof (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Holders. Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem Securities, that the Holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the "Fundamental Change Expiration Time"), that the Holder shall have the right to withdraw any Securities surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Securities, the place or places where the Holder is to surrender such Holder's Securities, and the amount of interest accrued on such Securities to the Repurchase Date.

               No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' redemption rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.8.

               For Securities to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Securities with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

               On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to repay on the Repurchase Date all the Securities to be repaid on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Securities surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Repurchase Date by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear on the registry books of the Company.

               In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 13.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of the Securities to cause the Company to repurchase the Securities following a Fundamental Change, including without limitation the applicable provisions of this Section 3.8 and the definitions of the Conversion Price, Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

               The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the Holders of Securities in the event of a Fundamental Change.

        4. Conversion Provisions. The Notes shall contain the following provisions regarding conversion:

                                  "ARTICLE XIII

                            CONVERSION OF SECURITIES

        Section 13.1. Right to Convert.

               Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at its option, at any time following the original issuance of the Securities hereunder through the close of business on the final maturity date of the Securities (except that, with respect to any Securities or portion thereof which shall be called for redemption, such right shall terminate, except as provided in Section 13.2 or Section 3.7, at the close of business on the Business Day next preceding the date fixed for redemption of such Securities or portion thereof unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Securities, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Securities or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Securities so to be converted in whole or in part in the manner provided, together with any required funds, in Section 13.2. Securities in respect of which a holder is exercising its option to require redemption upon a Fundamental Change pursuant to Section 3.8 may be converted only if such holder withdraws its election to exercise in accordance with Section 3.8. A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article XIII.

        Section 13.2. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest Dividends.

               In order to exercise the conversion privilege with respect to any Securities in certificated form, the holder of any such Securities to be converted in whole or in part shall surrender such Securities, duly endorsed, at an office or agency maintained by the Company as set forth in the Securities, accompanied by the funds, if any, required by the penultimate paragraph of this
Section 13.2, and shall give written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Securities or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 13.7. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

               In order to exercise the conversion privilege with respect to any interest in Securities in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such Securities in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 13.2 and any transfer taxes if required pursuant to Section 13.7.

               As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose as set forth in the Securities, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Securities or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 13.3. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

               Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 13.2 have been satisfied as to such Securities (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

               All Securities or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Securities or portion thereof being converted shall have been called for redemption on a redemption date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities. Except as provided above in this Section 13.2, no payment or other adjustment shall be made for interest accrued on any Securities converted or for dividends on any shares issued upon the conversion of such Securities as provided in this Article.

               Upon the conversion of an interest in Securities in global form, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Securities in global form as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any conversion agent other than the Trustee.

        Section 13.3. Cash Payments in Lieu of Fractional Shares.

               No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Securities. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

        Section 13.4. Conversion Price.

               The conversion price shall be as specified in the Form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XIII.

        Section 13.5. Adjustment of Conversion Price.

               The Conversion Price shall be adjusted from time to time by the Company as follows:

               (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph (a), the number of shares of Common Stock outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 13.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 13.5(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 13.5(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 13.5(a)) (any of the foregoing hereinafter in this
Section 13.5(d) called the "Distributed Securities"), then, in each such case (unless the Company elects to reserve such Distributed Securities for distribution to the Holders upon the conversion of the Securities so that any such converting Holder will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distributed Securities which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Record Date (as defined in Section 13.5(h)(5) for such distribution of the Distributed Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board if Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted all Securities on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 13.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

               Under the provisions of the Company's Share Purchase Rights Plan, dated as of October 8, 1997, between the Company and The First National Bank of Boston (the "Rights Plan"), upon conversion of the Securities into Common Stock to the extent that such Rights Plan is still in effect upon such conversion, the Holders will receive, in addition to the Common Stock, the Rights described therein (whether or not the Rights have separated at the time of conversion), subject to certain exceptions set forth in the Rights Plan.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.5 (and no adjustment to the Conversion Price under this Section 13.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 13.5(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 13.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

               For purposes of this Section 13.5(d) and Sections 13.5(a) and
(b), any dividend or distribution to which this Section 13.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 13.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 13.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 13.5(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.5(a).

               (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 13.5(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 13.5(h)) during the ten Trading Days (as defined in Section 13.5(h)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted all of the Securities on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 13.5(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 13.5(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

               (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

               (g) In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 13.5(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article V.

               (h) For purposes of this Section 13.5, the following terms shall have the meaning indicated:

                      (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market, or, if such security is not listed or admitted to trading on such Nasdaq National Market, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                      (2) "Current Market Price" shall, for the purposes of any computation under subsections (b), (d), (e), (f) and (g) above relating to the current market price per share of Common Stock at a specified date, mean the average of the last reported sale prices for the ten (10) consecutive Trading Days (as defined below) preceding the day before the record date (or, if earlier, the ex-dividend date) with respect to any distribution, issuance or other event requiring such computation.

                      (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                      (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                      (5) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 13.5 (a), (b), (c), (d), (e), (f) or
(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

               (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 13.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

               (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Securities at his last address appearing on the list of Securityholders provided for in Section 2.6 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (1) In any case in which this Section 13.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Securities converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 13.3.

               (m) For purposes of this Section 13.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        Section 13.6. Effect of Reclassification, Consolidation, Merger or Sale.

               If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 13.5(c) applies), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this Section 13.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII.

               The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 13.6 applies to any event or occurrence,
Section 13.5 shall not apply.

        Section 13.7. Taxes on Shares Issued.

               The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any

Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 13.8. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

               The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

               The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

               The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

        Section 13.9. Responsibility of Trustee.

               The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 13.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

        Section 13.10. Notice to Holders Prior to Certain Actions.

               In case:

               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 13.5; or

               (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

               (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any Significant Subsidiary; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any Significant Subsidiary;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at his address appearing on the list of Securityholders provided for in Section 2.6 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up."

        5. Additional Definitions. In addition to the definitions set forth in Article I of the Indenture or, where applicable, in lieu thereof, the Notes shall include the following definitions:

               "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 13.6, however, shares issuable on conversion of Securities shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

               "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer, which certificate shall include the statements provided for in Section 10.5.

               "Responsible Officer" means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

        6. Board Resolutions. Attached hereto as Exhibit B are true and correct copies of the Resolutions. The Resolutions have not been amended, modified or rescinded and remain in full force and effect, and the Resolutions are the only resolutions adopted by the Company's Board of Directors or any committee thereof relating to the Notes and the transactions related thereto.

               Each of the undersigned officers further states that he has read the provisions of the Indenture setting forth the conditions precedent to the issuance, authentication and delivery of the Notes and the definitions relating thereto, the Resolutions authorizing the issuance of the Notes and the Form of Notes; that the statements made in this Certificate are based upon the examination of the provisions of such Indenture, the Resolutions and the Form of Notes; that he has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent for the issuance, authentication and delivery of the Notes have been complied with; and that, in his opinion, such conditions have been complied with.

                            [Signature page follows]

               IN WITNESS WHEREOF, said officers have signed this certificate this 7th day of February, 2001.


/s/ C. BOYD CLARKE                      /s/ FRED KURLAND
-------------------------------         -------------------------------
C. Boyd Clarke.                         Fred Kurland
President                               Senior Vice President
and Chief Executive Officer             and Chief Financial Officer

                                                                       EXHIBIT A

                                  FORM OF NOTE

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR DEPOSITORY (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN) OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                                     AVIRON

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2008

No. ___                       CUSIP NO. 053762AD2      Principal Amount: $______


               AVIRON, a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, the principal sum of _______________ Dollars on February 1, 2008.

               Interest Payment Dates: February 1 and August 1

               Record Dates: January 15 and July 15

               Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

               IN WITNESS WHEREOF, AVIRON has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                     AVIRON
[SEAL]

                                     By:
                                        ---------------------------------
                                            C. Boyd Clarke
                                            Chief Executive Officer, President
                                            and Chairman



Dated:                               By:
                                        ---------------------------------
                                            Fred Kurland
                                            Senior Vice President
                                            and Chief Financial Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Securities referred to in the within-mentioned Indenture.



                                     HSBC BANK USA, as Trustee



                                     By:
                                        ---------------------------------
                                        Authorized Signatory

                              (REVERSE OF SECURITY)

                5 1/4 % CONVERTIBLE SUBORDINATED NOTES DUE 2008

               Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below.

                1. Interest. AVIRON, a Delaware corporation (the "Company", which term shall include any successor thereto in accordance with the Indenture), promises to pay interest on the principal amount hereof at the rate per annum shown above. Interest on the Securities shall accrue from February 7, 2001 or from the most recent date to which interest has been paid or provided for, as the case may be; interest on the Securities shall be payable semi-annually on February 1 and August 1 of each year until maturity, or, if such day is a Legal Holiday, on the next succeeding day that is not a Legal Holiday (each, an "Interest Payment Date"), commencing on August 1, 2001; and interest on the Securities shall be payable to holders of record on the January 15 or July 15 immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If the Company defaults in a payment of interest, the Company shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.13 of the Indenture.

                2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are Holders of record in the security register of the Company (the "Security Register") of Securities at the close of business on the January 15 or July 15 (each a "Record Date") next preceding the Interest Payment Date, in each case even if the Securities are cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of, premium, if any, and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the Corporate Trust Office of the Trustee); provided that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Security Register; provided, further, that, at the option of each Holder holding an aggregate principal amount of Securities in excess of $2,000,000, payment of interest shall be made to such Holder by wire transfer of immediately available funds or by transfer to an account maintained by such Holder in the United States, provided, however, that payments to the Depository will be made by wire transfer of immediately available funds to the account of the Depository or its nominee.

                3. Paying Agent and Registrar. Initially, HSBC Bank USA, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

                4. Indenture. The Company issued the Securities under an Indenture dated as of February 7, 2001 by and between the Company and the Trustee (the "Base Indenture"), the terms of which have been established in an Officers' Certificate, dated February 7, 2001, pursuant to Sections 2.1 and 2.2 of the Indenture (collectively, the Officers' Certificate with the Base Indenture is referred to herein as the "Indenture"). The Securities are a series designated as the "5 1/4% Convertible Subordinated Notes due 2008" of the Company, limited in aggregate principal amount to $230,000,000. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between the terms of this Security and the Indenture will be governed by the Indenture.

               The Securities are general unsecured obligations of the Company and shall, to the extent provided in the Indenture, be subordinated in right of payment to the prior payment in full of the Company's senior indebtedness.

                5. Optional Redemption. The Company, at its option, may redeem all or any part of the Securities, in whole or in part, at any time on or after February 5, 2004, at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the redemption date:


                                                                                 Redemption
        Period                                                                     Price
        ------                                                                   ----------
        Beginning on February 5, 2004 and ending on January 31, 2005..........    103.000%
        Beginning on February 1, 2005 and ending on January 31, 2006..........    102.250%
        Beginning on February 1, 2006 and ending on January 31, 2007..........    101.500%
        Beginning on February 1, 2007 and ending on January 31, 2008..........    100.750%
        February 1, 2008 and thereafter.......................................    100.000%


The Company may not so redeem the Securities if the Company has failed to pay any interest on the Securities when due and such failure to pay is continuing. If the redemption date is an Interest Payment Date, interest shall be paid to the record Holder on the relevant record date.

                6. Redemption at Option of Holders. If a Fundamental Change occurs at anytime prior to maturity, the Securities will be redeemable on the 30th day after notice thereof (the "Repurchase Date") at the option of the Holder at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that, if such Repurchase Date is a February 1 or August 1, the interest payable on such date shall be paid to the holder of record of the Securities on the next preceding Record Date. The Securities will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all Holders a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For Securities to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose or as otherwise set forth in the Indenture and in accordance with the terms thereof, such Securities with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse hereof duly completed, together with such Securities, duly endorsed for transfer, on or before the 30th day after the date of such notice of a Fundamental Change.

                7. Conversion. Subject to the provisions of the Indenture, each Holder has the right, at its option, at any time after the original issuance of any Securities through the close of business on the final maturity date of the Securities, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal thereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of the Securities or portion thereof to be converted by the Conversion Price of $62.50, as may adjusted from time to time as provided in the Indenture, upon surrender of such Securities, together with a conversion notice as provided in the Indenture (the form entitled "Conversion Notice" on the reverse hereof), to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or such Holder's duly authorized attorney. No adjustment in respect of interest on any Securities converted or dividends on any shares issued upon conversion thereof will be made upon any conversion except as set forth in the next sentence. If such Securities (or portion thereof) are surrendered for conversion during the period from the close of business on any Record Date for the payment of interest to the close of business on the Business Day preceding the following Interest Payment Date and either (x) have not been called for redemption on a redemption date that occurs during such period or (y) are not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, such Securities (or portion thereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Securities. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Securities called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from such Holders for an amount equal to the applicable redemption price, together with accrued but unpaid interest to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the Holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the Holders.

                8. Sinking Fund. The Securities will not be subject to the operation of any sinking fund.

                9. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

                10. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.

                11. Repayment to Company. The Trustee and the Paying Agent shall pay to the Company upon the Company's request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designated another person.

                12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity.

                13. Defaults and Remedies. Under the Indenture, Events of Defaults with respect to the Securities of all Series affected include (a) failure to pay the principal of, or premium, if any, on such Securities when due and payable; (b) failure to pay any interest on such Securities when due, continued for 30 days; (c) failure to perform or observe any other covenants or warranties of the Company in the Indenture, including failure to comply with the provisions of the Indenture applicable to consolidation, merger and sale of assets of the Company, continued for 60 days after written notice as set forth in the Indenture; and (d) certain events of bankruptcy, insolvency or reorganization.

               If an Event of Default with respect to the Securities of any Series (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such Series may, by notice, as provided in the Indenture, declare the unpaid principal amount of, and any accrued and unpaid interest on, the Securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the Securities has been made and before any judgment or decree for payment of money due has been obtained, the Holders of a majority in principal amount of the outstanding Securities of such Series may, under certain circumstances, rescind and annul such acceleration if all existing Events of Default with respect to such Securities have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

               Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

                14. Supplements, Amendments and Waivers. Subject to certain exceptions, the Company and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal amount of the then outstanding Securities may also waive compliance in a particular instance by the Company with any provision of the Indenture with respect to the Securities; provided, however, that certain amendments or waivers may not be made without the consent of each Holder of Securities affected as provided in the Indenture.

               The Company and the Trustee may amend the Indenture or the Securities without notice to or the consent of any Holder of Securities in certain circumstances described in the Indenture.

               The Holders of a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, or any interest on, the Securities (provided, however, that the Holders of a majority in principal amount of the outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

                15. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                16. No Recourse Against Others. A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

                17. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                18. Successors and Assigns. All covenants and agreements of the Company in the Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in the Indenture shall bind its successors.

                19. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication hereon.

                20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=Tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                21. Subordination. The Securities are subordinated to all Senior Indebtedness, which includes almost all indebtedness other than (i) indebtedness that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is on the same basis or junior to the Securities; (ii) indebtedness of the Company to any of its majority-owned subsidiaries; and (iii) the Securities. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

                22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice and no reliance may be placed thereon.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Such requests may be addressed to:

                                            Aviron
                                            297 North Bernardo Avenue
                                            Mountain View, California 94043
                                            Attention:  Corporate Secretary

                                CONVERSION NOTICE

TO: AVIRON

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Aviron in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      -------------------------

-------------------------------

-------------------------------
Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.


-------------------------------
Signature Guarantee

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Please print)


                                          Principal amount to be converted
------------------------------------     (if less than all):  $_________________
               (Name)


                                         Social Security or Other Taxpayer
------------------------------------     Identification Number _________________
             (Street Address)


------------------------------------
      (City, State and Zip Code)

               OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

TO:  AVIRON

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Aviron (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      -------------------------

Signature(s)
            -------------------

-------------------------------


NOTICE: The above signatures of the registered Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid
(if less than all):  $_________________________

Social Security or Other Taxpayer
Identification Number _________________________

                                 ASSIGNMENT FORM

If you, Holder, want to assign this Note, fill in the form below and have your signature guaranteed.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please insert assignee's social security or tax ID number)____________________
_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or type assignee's name, address and zip code)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

 Dated:                            Your signature:
        ----------------------                    -----------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatever.


                              Signature guarantee:


                              -------------------------------